SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated August 4, 2006

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01               Entry Into a Material Definitive Agreement

On August 4, 2006, the Compensation Committee of the Board of Directors of Zale Corporation (the “Company”) approved an employment arrangement with George R. Mihalko.  The employment arrangement relates to Mr. Mihalko’s continued service as Acting Chief Administrative Officer and Acting Chief Financial Officer of the Company for a three month period ending October 31, 2006 (the “Term”).  In addition to the terms of his prior employment arrangement, Mr. Mihalko will receive 6,141 restricted shares (having a value of $162,500, based on the closing price of the Company’s common stock on August 3, 2006, the day prior to the Compensation Committee’s action).  The restricted shares will vest on October 31, 2006 if Mr. Mihalko remains employed by the Company until that date.  If Mr. Mihalko leaves the Company prior to October 31, 2006, a pro rata portion of the restricted shares (based on the percentage of days in the Term he remains employed by the Company) will vest on the date Mr. Mihalko leaves the Company.

A copy of the term sheet relating to Mr. Mihalko’s restricted stock grant is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

10.1         Term Sheet relating George R. Mihalko Employment Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALECORPORATION

Date:	August 8, 2006	By:	/s/ Mary E. Burton
Mary E. Burton
President and Chief Executive Officer